SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT



                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

                Date of Report - June 27, 1997


                          QNB Corp.
                      ----------------
     (Exact Name of Registrant as Specified in its Charter)


     Pennsylvania                             0-17706
    --------------                      ------------------
(State or Other Jurisdiction             (Commission File
   of Incorporation)                         Number)


                           23-2318082
                        ------------------
                        (I.R.S. Employee
                        Identification No.)

   10 N. Third St.
   P.O. Box 9005
   Quakertown, PA                            18951-9005
  -----------------                         ------------
(Address of Principal                        (Zip Code)
 Executive Offices)

                        (215) 538-5600
                        ---------------
       (Registrant's Telephone Number, Including Area Code)


                              N/A
     ------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

         Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

         Not Applicable.

Item 3.  Bankruptcy or Receivership.

         Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable.

Item 5.  Other Events.

         On June 20, 1997, Quakertown National Bank
         ("Quakertown"), a wholly-owned subsidiary of QNB Corp., and First Lehigh Bank, a wholly-owned subsidiary of First Lehigh Corp., signed a definitive agreement for Quakertown, Pennsylvania to purchase certain assets and assume certain liabilities of the Quakertown office of First Lehigh Bank. The office involved in the sale is located at Broad Street & Route 309, Quakertown, Bucks County, Pennsylvania. The office has deposits totaling approximately $9 million. The sale is subject to obtaining all regulatory approvals and, therefore, the final closing is not expected until the fourth quarter of 1997.

         As of March 31, 1997, QNB Corp. had total assets of $288 million.

Item 6.  Resignations of Registrant's Directors.

         Not Applicable.

Item 7.  Financial Statements and Exhibits.

         99 Press Release of Registrant, QNB Corp., dated June 20, 1997, in connection with the acquisition of certain assets and the assumption of certain liabilities associated with a branch acquisition transaction.

Item 8.  Change in Fiscal Year.

         Not Applicable.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             QNB Corp.
                                   ----------------------------
                                           (Registrant)


                                    /s/ Thomas J. Bisko
                                   ----------------------------
                                   Thomas J. Bisko, President and
                                   Chief Executive Officer

Date:  June 27, 1997

                          Exhibit 99

Press Release In Connection with the Acquisition of Certain
Assets and the Assumption of Certain Liabilities Associated with a Branch Acquisition Transaction